Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

October 2007 Performance Update

The Frontier Fund Supplement Dated November 15, 2007 to Prospectus Dated November 9, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 1	October 31, 2007	October 31, 2007 YTD	NAV / Unit
Balanced Series-1	3.04%	-3.49%	$102.93
Balanced Series-1a	3.01%	-3.85%	$92.28
Campbell/Graham Series-1	5.60%	1.95%	$98.15
Currency Series-1	2.15%	4.48%	$105.70
Long/Short Commodity Series-1	0.38%	-0.07%	$100.35
Graham Series-1	5.19%	14.97%	$97.39
Winton Series-1	1.84%	5.68%	$111.65
Long Only Commodity Series-1	6.55%	14.96%	$109.72
Managed Futures Index Series-1	2.12%	2.23%	$98.91

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series as of October 31, 2007. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$5,775,552.98
Unrealized trading gain/(loss)			1,913,419.08
Less: commissions			(306,834.63)
Less: FCM fees			(152,513.67)
Foreign currency gain/(loss)			146,639.55
Interest income			462,703.60
Total Income			7,838,966.91
EXPENSES
Management fees			120,082.32
Incentive fees			671,346.72
Broker service fees			584,439.32
Total Expenses			1,375,868.36
Net Income (Loss)			$6,463,098.55

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,155,044.80501	$215,284,411.92	99.90
Current month additions	26,780.04709	2,696,689.97
Current month redemptions	(60,982.24903)	(6,137,800.43)
Net Income (loss) for current month		6,463,098.55
Net Asset Value, end of current month	2,120,842.60307	$218,306,400.01	102.93
Monthly rate of return			3.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$148,120.20
Unrealized trading gain/(loss)			50,643.71
Less: commissions			(7,881.12)
Less: FCM fees			(3,917.12)
Foreign currency gain/(loss)			3,780.73
Interest income			16,877.95
Total Income			207,624.35
EXPENSES
Trading fees			5,936.17
Management fees			3,918.65
Incentive fees			17,237.59
Broker service fees			14,976.40
Total Expenses			42,068.81
Net Income (Loss)			$165,555.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,134.41218	$5,476,778.01	89.59
Current month additions	697.54338	62,662.02
Current month redemptions	(263.61824)	(23,528.68)
Net Income (loss) for current month		165,555.54
Net Asset Value, end of current month	61,568.33732	$5,681,466.89	92.28
Monthly rate of return			3.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$1,229,474.07
Unrealized trading gain/(loss)			2,055,299.06
Less: commissions			(8,691.38)
Less: FCM fees			(37,796.82)
Foreign currency gain/(loss)			814.41
Interest income			125,989.01
Total Income			3,365,088.35
EXPENSES
Management fees			118,262.96
Incentive fees			31,004.54
Broker service fees			148,877.62
Total Expenses			298,145.12
Net Income (Loss)			$3,066,943.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	575,155.50019	$53,457,822.68	92.94
Current month additions	31,459.93766	2,959,974.80
Current month redemptions	(12,153.52689)	(1,137,728.58)
Net Income (loss) for current month		3,066,943.23
Net Asset Value, end of current month	594,461.91096	$58,347,012.13	98.15
Monthly rate of return			5.60%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell Graham Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$236,035.73
Unrealized trading gain/(loss)			(7,922.00)
Less: FCM fees			(5,581.64)
Interest income			19,495.17
Total Income			242,027.26
EXPENSES
Management fees			6,597.69
Incentive fees			—
Broker service fees			26,763.13
Total Expenses			33,360.82
Net Income (Loss)			$208,666.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	94,370.18747	$9,765,104.35	103.48
Current month additions	2,501.53712	260,722.90
Current month redemptions	(3,234.31285)	(337,364.10)
Net Income (loss) for current month		208,666.44
Net Asset Value, end of current month	93,637.41174	$9,897,129.59	105.70
Monthly rate of return			2.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$762,390.95
Unrealized trading gain/(loss)			(416,198.01)
Less: commissions			(36,539.95)
Less: FCM fees			(13,890.92)
Foreign currency gain/(loss)			—
Interest income			90,792.42
Total Income			386,554.49
EXPENSES
Management fees			95,892.27
Incentive fees			92,304.02
Broker service fees			82,777.99
Total Expenses			270,974.28
Net Income (Loss)			$115,580.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	307,104.22141	$30,701,168.13	99.97
Current month additions	9,586.10448	957,862.03
Current month redemptions	(17,893.44782)	(1,790,405.46)
Net Income (loss) for current month		115,580.21
Net Asset Value, end of current month	298,796.87807	$29,984,204.91	100.35
Monthly rate of return			0.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$85,568.91
Unrealized trading gain/(loss)			272,834.37
Less: commissions			(1,750.77)
Less: FCM fees			(2,548.60)
Foreign currency gain/(loss)			312.24
Interest income			13,899.60
Total Income			368,315.75
EXPENSES
Management fees			12,767.30
Incentive fees			57,922.49
Broker service fees			14,912.77
Total Expenses			85,602.56
Net Income (Loss)			$282,713.19

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	59,441.47697	$5,503,258.77	92.58
Current month additions	1,260.46645	115,537.61
Current month redemptions	(2,351.90114)	(219,046.20)
Net Income (loss) for current month		282,713.19
Net Asset Value, end of current month	58,350.04228	$5,682,463.37	97.39
Monthly rate of return			5.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$502,650.85
Unrealized trading gain/(loss)			129,670.11
Less: commissions			(5,926.67)
Less: FCM fees			(11,776.16)
Foreign currency gain/(loss)			(810.29)
Interest income			49,214.81
Total Income			663,022.65
EXPENSES
Management fees			47,198.06
Incentive fees			49,349.45
Broker service fees			68,456.55
Total Expenses			165,004.06
Net Income (Loss)			$498,018.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	223,232.88287	$24,473,586.60	109.63
Current month additions	17,917.89957	1,947,572.88
Current month redemptions	(2,819.80212)	(309,412.36)
Net Income (loss) for current month		498,018.59
Net Asset Value, end of current month	238,330.98032	$26,609,765.71	111.65
Monthly rate of return			1.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$291,500.72
Unrealized trading gain/(loss)			—
Less: commissions			—
Less: FCM fees			(2,462.63)
Foreign currency gain/(loss)			—
Interest income			12,515.29
Total Income			301,553.38
EXPENSES
Management fees			6,141.31
Incentive fees			—
Broker service fees			8,056.95
Total Expenses			14,198.26
Net Income (Loss)			$287,355.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	42,902.79599	$4,417,915.96	102.98
Current month additions	424.89246	45,463.45
Current month redemptions	(578.26338)	(60,151.58)
Net Income (loss) for current month		287,355.12
Net Asset Value, end of current month	42,749.42507	$4,690,582.95	109.72
Monthly rate of return			6.55%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$(1,379.27)
Unrealized trading gain/(loss)			15,302.52
Less: commissions			(193.77)
Less: FCM fees			(293.68)
Foreign currency gain/(loss)			179.30
Interest income			2,035.08
Total Income			15,650.18
EXPENSES
Management fees			1,175.03
Incentive fees			—
Broker service fees			1,117.44
Total Expenses			2,292.47
Net Income (Loss)			$13,357.71

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	6,380.40146	$617,971.02	96.85
Current month additions	103.38605	9,983.39
Current month redemptions	—	—
Net Income (loss) for current month		13,357.71
Net Asset Value, end of current month	6,483.78751	$641,312.12	98.91
Monthly rate of return			2.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1